VolitionRx Limited Announces First Quarter 2017 Financial Results and Business Update

NAMUR, Belgium, May 11, 2017 /PRNewswire/ -- VolitionRx Limited (NYSE MKT: VNRX) (“Volition”) today announced financial results for the quarter ended March 31, 2017 and provided a business update.

Cameron Reynolds, President and Chief Executive Officer of Volition, said, “I am delighted with the progress we are making on many fronts. As I have always said, our team is extremely important to us and we continue to grow stronger.” Mr. Reynolds continued, “We have kept very close controls of costs despite the high level of research and development and marketing activity in a broad range of areas, and yet again we have completed many milestones on a relatively tight budget to ensure we use our shareholders’ equity carefully. 2017 is off to a strong start and I am proud of the team’s accomplishments in the first quarter. We look forward to achieving additional milestones in the second quarter as we ramp up into a commercial stage company in 2017.”

First Quarter 2017 and Recent Company Highlights:

Clinical:

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Successfully completed training and two large validation studies of the CE Marked Nu.Q™ Colorectal Cancer (CRC) Triage Test.

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Presented initial data at the European Society for Medical Oncology (ESMO) in October 2016 and the World Congress of GI Endoscopy (ENDO) in February 2017.

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Presented final data set at the Digestive Disorders Week (DDW) conference in Chicago earlier this week.

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Demonstrated that with the total combined data set of just under 8,000 subjects, the Nu.Q™ CRC Triage Test identified a reduced need for colonoscopies by 24.5% (as compared to the current standard screening test, the faecal immunochemical test (FIT), alone) with a sensitivity for CRC detection of approximately 95% of the cancers.

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Expanded into Asia with the first clinical evaluation of the Nu.Q™ CRC Triage Test underway in Taiwan.

Regulatory:

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Initiated the regulatory acceptance process in both Taiwan and Singapore, with the latter, once approved, granting Volition access to nine other South Asian markets.

Operational:

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Launched the new research and development facility in the Walloon Region of Belgium increasing Volition’s capacity to both run large-scale clinical trials and extend Volition’s efforts into other cancers, notably pancreatic, lung, and prostate.

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Formed Volition America, Inc., a U.S. subsidiary, to have a dedicated team in the U.S. whose sole purpose will be FDA clinical trial development and the launching of a range of products in the U.S. over the coming years.

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Volition America, Inc. will be led by Volition’s Chief Medical Officer, Dr. Jason Terrell, and is based in Austin, Texas.

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Named Dr. Jasmine Kway, Ph.D. as Vice President of Volition Asia.

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Named David Vanston MBA FCCA as Chief Financial Officer.

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Additionally, added several key hires to the R&D and marketing teams as Volition continues to develop and market new products.

First Quarter 2017 and Other Financial Results

For the three months ended March 31, 2017, Volition reported a net loss of $3.35 million, or $0.13 per share. This compares to a net loss of $2.49 million, or $0.13 per share for the quarter ended March 31, 2016.

Cash and cash equivalents as of March 31, 2017 totaled $18.5 million, compared to $21.7 million as of December 31, 2016 and $17.0 million as of March 31, 2016.

Volition’s Chairman as well as several Board Directors and Officers have recently further extended their shareholdings by exercising warrants for aggregate cash proceeds to Volition of approximately $400,000 in cash, providing additional support to our cash position.

Upcoming Milestones:

Looking ahead to the rest of 2017, Volition is targeting several important clinical and commercial milestones, including, among others:

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A step change in both discovery and R&D work, in CRC and other cancers, due to significantly increased capacity in Volition’s new Walloon facility.

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With regards to the Nu.Q™ CRC Triage Test,

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Results of the Logistics and Pathway design study currently underway in Denmark, which will hopefully answer the questions required for a product launch in Denmark.

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Results of the evaluation currently underway in Taiwan.

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Publication of validated product results in a well-regarded journal.

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Additional key patents in several countries, including the U.S., as Volition expands intellectual portfolio to strengthen shareholder value.

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Further non-dilutive grant funding connected to the Walloon Region in Belgium.

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Volition America to provide an update on a clear and affordable pathway to FDA approval of a colorectal product.

Conference Call

Volition will host a conference call today, May 11, 2017 at 8:30 a.m. Eastern time to discuss its financial and operating results for the first quarter of 2017 and to provide an update on recent developments. To participate in the call, please dial 1-877-407-9716 (toll-free) in the U.S., 0-800-756-3429 (toll-free) in the U.K., and 1-201-493-6779 (toll) internationally. A live audio webcast of the conference call will also be available via link from the investor relations page of Volition’s corporate website at http://ir.volitionrx.com/. The conference ID is 13661851.

The call will be hosted by Cameron Reynolds, President and Chief Executive Officer, along with David Vanston, Chief Financial Officer and Scott Powell, Executive Vice President.

About Volition

Volition is a multi-national life sciences company developing simple, easy to use blood-based cancer tests to accurately diagnose a range of cancers. The tests are based on the science of Nucleosomics®, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid – an indication that disease is present.

As cancer screening programs become more and more widespread, our products aim to help to diagnose a range of cancers quickly, simply, accurately and cost effectively. Early diagnosis has the potential to not only prolong the life of patients, but also to improve their quality of life.

Volition’s research and development activities are currently centered in Belgium, with additional offices in London, New York, Texas and Singapore, as the company focuses on bringing its diagnostic products to market first in Europe, then in the U.S. and ultimately, worldwide.

For more information about Volition, visit Volition’s website (http://www.volitionrx.com) or connect with us via:

Twitter: https://twitter.com/volitionrx

LinkedIn: https://www.linkedin.com/company/volitionrx

Facebook: https://www.facebook.com/VolitionRX/

YouTube: https://www.youtube.com/user/VolitionRx

The contents found at Volition’s website address, Twitter, LinkedIn, Facebook, and YouTube are not incorporated by reference into this document and should not be considered part of this document. The addresses for Volition’s website, Twitter, LinkedIn, Facebook, and YouTube are included in this document as inactive textual references only.

Media/Investor Contacts

Louise Day, Volition

L.Day@volitionrx.com

+44 (0)7557 774620

Scott Powell, Volition

S.Powell@volitionrx.com

+1 (646) 650 1351

Tirth Patel, Edison Advisors

TPatel@edisongroup.com

+1 (646) 653-7035

Rachel Carroll, Edison Advisors

RCarroll@edisongroup.com

+44 (0)20 3077 5711

Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to the effectiveness of Volition’s bodily-fluid-based diagnostic tests as well as Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, if Volition fails to develop and commercialize diagnostic products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products in the clinical IVD market; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic products Volition might develop; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; and other risks identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics®, NuQ®, Nu.QTM and HyperGenomics® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.

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